UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2007

CDOOR CORP.
(Exact name of issuer of securities held pursuant to the plan)

Commission File Number 333-128399

Delaware	20-1945139
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Room 3304, Bldg. #6, Lane 218, Wu-Zhou Road
Zhong-Huang Plaza
Shanghai, China 200080
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: 011-86-21-56969868

20A Rehov Sharei Torah
Bayit Vegan, Jerusalem Israel 96387
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

On January 19, 2007, the Company dismissed Davis Accounting Group, P.C. (“Davis”) as the principal independent accountants of the Company. The Board of Directors of the Company authorized the dismissal of Davis on January 19, 2007.

During the Company's fiscal year-ended December 31, 2005, and any subsequent interim period preceding the date of dismissal of Davis, there were no disagreements with Davis, which were not resolved on any matters concerning accounting principles or practices, financial statement disclosure, or auditing scope and procedure, which disagreements, if not resolved to the satisfaction of Davis would have caused Davis to make reference to the subject matter of the disagreements in connection with their reports. Davis, as the Company’s principal independent accountant, did not provide an adverse opinion or disclaimer of opinion to the Company’s financial statements, nor modify its opinion as to uncertainty, audit scope or accounting principles. The audit opinions were modified to include a going concern qualification during the Company’s year-ended December 31, 2005. The Company has requested Davis to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, dated January 23, 2007, is filed as Exhibit 16.1 to this form 8-K.

On January 19, 2007, the Board of Directors of the Company approved and authorized the engagement of Schumacher & Associates, Inc., Certified Public Accountants, of 2525 Fifteenth Street, Suite 3H, Denver, Colorado 80211 as the principal independent accountant for the Company.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
Exhibit 16.1	Letter on Change in Certifying Accountant

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2007
CDOOR CORP.

	By:	/s/ Ka Yu
Name: Ka Yu
Title: President, CEO and a Director

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EXHIBIT INDEX

Number	Exhibit	Sequential Page Number
16.1	Letter on Change in Certifying Accountant	5

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